                                                                    Exhibit 99.1


CONTACT:            Bruce Zurlnick                     Cara O'Brien/Melissa Myron
                    Senior Vice President and          Media Contact: Stephanie Sampiere
                    Chief Financial Officer            Financial Dynamics
                    Finlay Enterprises, Inc.           (212) 850-5600
                    (212) 808-2800

FOR IMMEDIATE RELEASE

         FINLAY ENTERPRISES REPORTS FOURTH QUARTER AND YEAR END RESULTS
          ~ Q4 EPS FROM CONTINUING OPERATIONS INCREASED 7.8% TO $2.90 ~
                ~ Q4 COMPARABLE DEPARTMENT SALES INCREASED 3.3% ~

NEW YORK, NY, MARCH 18, 2004 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, announced today its financial results for the fourth quarter and fiscal year ended January 31, 2004.

FOURTH QUARTER RESULTS
----------------------

Sales increased 3.8% to $379.0 million for the fourth quarter compared to $365.1 million in the same period a year ago. Comparable department sales (departments open for the same months during the comparable period) for the fourth quarter increased 3.3%.

Income from continuing operations in the quarter was $26.8 million, or $2.90 per diluted share, compared to $25.4 million, or $2.69 per diluted share, last year. The results for fiscal 2002 exclude the effect of the $1.4 million (pre-tax), or $0.09 per share, non-recurring gain associated with the closure of Sonab, the Company's former European subsidiary, recorded in the fourth quarter of 2002. The impact of Sonab has been excluded since this subsidiary is no longer a part of Finlay's ongoing business.

Net income for the fourth quarter totaled $14.3 million, or $1.55 per diluted share, compared to $28.4 million, or $3.00 per diluted share, last year. These results include discontinued operations related to the non-renewal by Federated Department Stores, Inc. of the Company's lease in the Burdines department store division, and non-recurring items discussed in greater detail below.

Income from operations before depreciation and amortization expenses (EBITDA) for the fourth quarter of fiscal 2003 was $54.4 million, compared to $52.9 million in the year-ago period, excluding the Sonab adjustment in fiscal 2002.

Due to the termination of the Burdines lease, 46 departments were closed in January 2004 and the results of operations related to the Burdines department store division have been classified as discontinued operations for all periods presented. Included in the loss from discontinued operations for fiscal 2003 is a non-cash charge of $13.8 million for the write-down of goodwill resulting from the closure of the Burdines departments. Included in fiscal 2002 results is a one-time, non-cash after tax charge of $17.2 million associated with the adoption of EITF 02-16, which is recorded as a "cumulative effect of accounting change". Please refer to the tables and accompanying footnotes in the attached consolidated financial results.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc., commented, "During fiscal 2003, we successfully executed our strategic marketing and merchandising initiatives, as evidenced by our growth in comparable department sales, and we expect this positive momentum to carry into 2004. In addition to growing our top line, we continued to manage our business in a disciplined and conservative manner. We effectively managed our inventories and implemented appropriate expense controls, which translated to increased profitability. Our continued focus on cash management enabled us to end the year with $91 million of cash, compared to $69 million in the prior year, and to generate $28 million of free cash flow before share repurchases under our stock repurchase program."

FISCAL YEAR RESULTS
-------------------

Sales were $902.4 million in fiscal 2003 compared to $877.3 million in fiscal 2002, an increase of 2.9%. Comparable department sales increased 2.3% for fiscal 2003.

Income from continuing operations for the fiscal year ended January 31, 2004 totaled $19.9 million, or $2.15 per diluted share, compared to $19.6 million, or $2.02 per diluted share, last year. EBITDA for both fiscal years was $73.6 million. Both items exclude the aforementioned Sonab adjustment in Fiscal 2002.

Combining income from continuing operations with the after-tax operations of the Burdines departments, excluding the goodwill write-down, net income for fiscal 2003 would have been $22.2 million, or $2.39 per diluted share, compared to net income of $23.4 million, or $2.42 per diluted share. On this basis, income per diluted share of $2.39 for the current fiscal year is at the high-end of the Company's previously announced range of $2.30 to $2.40 for the full fiscal year.

Net income for fiscal 2003 totaled $8.4 million, or $0.91 per diluted share, compared to $7.0 million, or $0.73 per diluted share, in fiscal 2002.

OUTLOOK
-------

Mr. Reiner concluded, "Our sales in February exceeded plan, and we again experienced a good Valentine's Day. We are focused on exploiting emerging merchandise categories and maximizing the dominant fashion trends. We continue to concentrate not only on the management of our existing business, but also on finding new opportunities. It is a high priority to identify businesses that offer us growth, and will have a positive impact on shareholder value."

The Company currently anticipates earnings per diluted share to range between $2.20 and $2.30 for fiscal 2004. These projections are based upon a comparable department sales growth of 2% to 3%. This compares with fiscal 2003 earnings from continuing operations of $2.15 per diluted share.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, March 18, 2004 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $902.4 million in fiscal 2003. The number of locations at the end of fiscal 2003 totaled 972 compared with 1,011 at the end of fiscal 2002.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                               THIRTEEN WEEKS ENDED          THIRTEEN WEEKS ENDED
                                         -------------------------------------------------------------  ---------------------------
                                                                                 FEBRUARY 1,                      FEBRUARY 1,
                                                 JANUARY 31,                        2003                             2003
                                                    2004                        (AS ADJUSTED)                       ACTUAL
                                         ----------------------------    ----------------------------   ----------------------------
Sales                                     $  378,976        100.0%        $  365,143        100.0%           $  365,143      100.0%
Cost of sales                                185,356         48.9            178,545         48.9               178,545       48.9
                                         ----------------------------    ----------------------------   ----------------------------
     Gross margin                            193,620         51.1            186,598         51.1               186,598       51.1
Selling, general and administrative
     expenses                                139,225         36.7            133,744         36.6               133,744       36.6
Credit associated with the sale and
  closure of
  Sonab                                          -             -                 -             -                 (1,432)      (0.4)
Depreciation and amortization                  4,308          1.1              4,209          1.2                 4,209        1.2
                                         ----------------------------    ----------------------------   ----------------------------
     Income from operations                    50,087        13.3              48,645        13.3                50,077       13.7

Interest expense, net                           5,877         1.6               6,140         1.7                 6,140        1.7
                                         ----------------------------    ----------------------------   ----------------------------
     Income from continuing operations
           before income taxes                 44,210        11.7              42,505        11.6                43,937       12.0

Provision for income taxes                     17,434         4.6              17,123         4.7                17,703        4.8

                                         ----------------------------    ----------------------------   ----------------------------
     Income from continuing operations         26,776         7.1         $    25,382         6.9%               26,234        7.2
                                                                         ============== =============
Discontinued operations, net of tax
        of $858 and $1,368                    (12,475)       (3.3)                                                2,132        0.6
                                         ----------------------------                                   ----------------------------
     Net income                           $    14,301         3.8%                                          $    28,366        7.8%
                                         ============================                                   ============================

 Income from continuing operations
     per share applicable to common
     shares
     - Basic net income per share         $      3.01                     $      2.75                       $     2.84
                                         ==============                  ==============                 ================
     - Diluted net income  per share      $      2.90                     $      2.69                       $     2.78
                                         ==============                  ==============                 ================

Discontinued operations:
     - Basic net income (loss) per share  $     (1.40)                                                     $      0.23
                                         ==============                                                 ================
     - Diluted net income (loss) per
          share                           $     (1.35)                                                     $      0.22
                                         ==============                                                 ================


Net income per share applicable to
   common shares:
     - Basic net income per share          $     1.61                                                      $      3.07
                                         ==============                                                 ================
     - Diluted net income per share        $     1.55                                                      $      3.00
                                         ==============                                                 ================

Weighted average shares and share
     equivalents outstanding:
     - Basic                                8,901,343                       9,245,631                        9,245,631
                                         ==============                  ==============                 ================
     - Diluted                              9,238,686                       9,448,022                        9,448,022
                                         ==============                  ==============                 ================


Other information: EBITDA                  $   54,395                     $    52,854                      $    54,286
                                         ==============                  ==============                 ================

Reconciliation of EBITDA:
Income from operations                     $   50,087                     $    48,645                      $    50,077
Add: Depreciation and amortization              4,308                           4,209                            4,209
                                         --------------                  --------------                 ---------------
EBITDA                                     $   54,395                     $    52,854                      $    54,286
                                         ==============                  ==============                 ===============

                                                                         THIRTEEN WEEKS ENDED
                                                                             FEBRUARY 1,
                                                                                 2003
                                                                         ---------------------
Reconciliation of fiscal 2002 Net income to fiscal 2002 (As adjusted):
Net income                                                                   $   28,366
Less: Credit associated with the sale and closure of Sonab, net of
   tax                                                                             (852)
Less: Discontinued operations, net of tax                                        (2,132)
                                                                         ---------------------
Income from continuing operations (As adjusted)                              $   25,382
                                                                         =====================




Notes:
(1) The results for the fourth quarter of 2003 present the Burdines department store division as a discontinued operation and includes charges of $0.5 million for closing costs associated with the accelerated depreciation of fixed assets and severance as well as a non-cash charge for the write-down of goodwill totaling $13.8 million as a result of the store closings. The results of operations of the Burdines department store division have been segregated from continuing operations, net of taxes, and classified as a discontinued operation for all periods presented.
(2) As adjusted results for the fourth quarter of 2002 exclude the effect of the non-recurring gain of $1.4 million on a pre-tax basis associated with Sonab, which increased income per diluted share by $0.09.
(3) Included in selling, general and administrative expenses for the fourth quarter of fiscal 2002 is a reduction in employee medical benefit expenses amounting to $1.8 million associated with favorable claims experience subsequent to a change in medical insurance carriers.
(4) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                                 FISCAL YEAR ENDED              FISCAL YEAR ENDED
                                             ------------------------------------------------------------ -------------------------
                                                                                     FEBRUARY 1,                    FEBRUARY 1,
                                                     JANUARY 31,                        2003                           2003
                                                        2004                        (AS ADJUSTED)                     ACTUAL
                                             ----------------------------    ---------------------------- --------------------------
Sales                                        $    902,416         100.0%      $   877,296       100.0%       $   877,296    100.0%
Cost of sales                                     440,517          48.8           424,846        48.4            424,846     48.4
                                             ----------------------------    ---------------------------- --------------------------
     Gross margin                                 461,899          51.2           452,450        51.6            452,450     51.6
Selling, general and administrative
     expenses                                     388,349          43.0           378,855        43.2            378,855     43.2
Credit associated with the sale and closure
     of Sonab                                      -                -               -              -              (1,432)    (0.1)
Depreciation and amortization                      17,026           1.9            16,827         1.9             16,827      1.9

                                             ----------------------------    ---------------------------- --------------------------
     Income from operations                        56,524           6.3            56,768         6.5             58,200      6.6
Interest expense, net                              23,506           2.6            24,627         2.8             24,627      2.8

                                             ----------------------------    ---------------------------- --------------------------
     Income from continuing operations
             before income taxes and
             cumulative effect of
             accounting change                     33,018           3.7            32,141         3.7             33,573      3.8
Provision for income taxes                         13,071           1.5            12,555         1.5             13,135      1.5
                                             ----------------------------    ---------------------------- --------------------------
     Income from continuing operations
          before cumulative effect of
          accounting change                        19,947           2.2       $    19,586         2.2%            20,438      2.3
                                                                             ============================
Discontinued operations, net of tax
          of $1,455 and $2,445                    (11,537)         (1.3)                                           3,810      0.4
Cumulative effect of accounting
          change, net of tax of $11,713              -                -                                          (17,209)    (1.9)
                                             ----------------------------                                 --------------------------
        Net income                           $      8,410          0.9%                                       $    7,039      0.8%
                                             ============================                                 ==========================

Income from continuing operations per share
     applicable to common shares,
     excluding cumulative effect of
     accounting change:
     - Basic net income per share            $        2.21                   $       2.08                     $     2.17
                                             ===============                 =============                ==============
     - Diluted net income per share          $        2.15                   $       2.02                     $     2.11
                                             ===============                 =============                ==============

Discontinued operations:
       - Basic net income (loss) per share   $       (1.28)                                                   $     0.41

                                             ===============                                              ==============
       - Diluted net income (loss) per
            share                            $       (1.24)                                                   $     0.40
                                             ===============                                              ==============

Cumulative effect of accounting change:
      - Basic net loss per share             $          -                                                          (1.83)
                                             ===============                                              ==============
      - Diluted net loss per share           $          -                                                          (1.78)
                                             ===============                                              ==============

Net income per share applicable to common
      shares:
      - Basic net income per share           $         0.93                                                  $      0.75
                                             ===============                                              ==============
      - Diluted net income per share         $         0.91                                                  $      0.73
                                             ===============                                              ==============

Weighted average shares and share
      equivalents outstanding:
      - Basic                                     9,012,257                      9,416,218                     9,416,218
                                             ===============                 ==============               ==============
      - Diluted                                   9,291,759                      9,683,052                     9,683,052
                                             ===============                 ===============              ==============


 Other information:  EBITDA                  $       73,550                    $    73,595                   $    75,027
                                             ===============                 ===============              ==============

Reconciliation of EBITDA:
    Income from operations                   $       56,524                    $    56,768                   $    58,200
    Add: Depreciation and amortization               17,026                         16,827                        16,827
                                             ---------------                 ---------------              --------------
    EBITDA                                   $       73,550                    $    73,595                  $     75,027
                                             ===============                 ===============              ==============

                                                                            FISCAL YEAR ENDED
                                                                               FEBRUARY 1,
                                                                                   2003
                                                                           ---------------------
Reconciliation of fiscal 2002 Net income to fiscal 2002 (As adjusted):
Net income                                                                    $       7,039
Less: Credit associated with the sale and closure of Sonab, net of
  tax                                                                                  (852)
Less: Discontinued operations, net of tax                                            (3,810)
Add: Cumulative effect of accounting change, net of tax                              17,209
                                                                           ---------------------
Income from continuing operations before cumulative effect
  of accounting change (As adjusted)                                          $      19,586
                                                                           =====================




Reconciliation of fiscal 2003 Net income to Income from continuing operations including the after-tax operations of the
        Burdines departments, excluding the goodwill write-down:
Net income                                                                    $       8,410
Add: Write-down of Goodwill                                                          13,758
                                                                           ---------------------
Income from continuing operations including the after-tax
  operations of the Burdines departments, excluding the
  goodwill write-down                                                         $      22,168
                                                                           =====================

Weighted average shares and share equivalents outstanding-diluted                 9,291,759
                                                                           =====================

Net income per share applicable to common shares-diluted                      $        2.39
                                                                           =====================





Notes:
(1) The fiscal year results for 2003 present the Burdines department store division as a discontinued operation and includes charges of $1.2 million for closing costs associated with the accelerated depreciation of fixed assets and severance as well as a non-cash charge for the write-down of goodwill totaling $13.8 million as a result of the store closings. The results of operations of the Burdines department store division have been segregated from continuing operations, net of taxes, and classified as a discontinued operation for all periods presented.
(2) As adjusted results for 2002 exclude the effect of the non-recurring gain of $1.4 million on a pre-tax basis associated with Sonab, which increased income per diluted share by $0.09.
(3) Included in selling, general and administrative expenses for fiscal 2002 is a reduction in employee medical benefit expenses amounting to $1.8 million associated with favorable claims experience subsequent to a change in medical insurance carries.
(4) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)


                                                                           JANUARY 31,           FEBRUARY 1,
                                                                               2004                  2003
                                                                         -----------------     -----------------
                               ASSETS

Cash................................................................     $        91,302       $        69,331

Accounts receivable.................................................              21,602                19,985

Inventory...........................................................             272,948               263,544

Other current assets................................................              47,637                43,974
                                                                         -----------------     -----------------

    Total current assets............................................             433,489               396,834
                                                                         -----------------     -----------------


Fixed assets, net...................................................              66,125                70,371

Other assets, including goodwill....................................              95,408               113,280
                                                                         -----------------     -----------------

    Total assets....................................................      $      595,022        $      580,485
                                                                         =================     =================


                LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable....................................................      $      122,976        $      113,277

Other current liabilities...........................................              72,180                74,567
                                                                         -----------------     -----------------

    Total current liabilities.......................................             195,156               187,844

Long-term debt......................................................             225,000               225,000

Deferred income taxes and other non-current liabilities.............              21,970                18,605
                                                                         -----------------     -----------------

    Total liabilities...............................................             442,126               431,449

Total stockholders' equity..........................................             152,896               149,036
                                                                         -----------------     -----------------

    Total liabilities and stockholders' equity......................       $     595,022          $    580,485
                                                                         =================     =================
